News Release

Contact:
GSI Commerce, Inc.
Corporate Marketing
610.491.7474
Fax: 610.265.2866
news@gsicommerce.com

GSI Commerce Reports Fiscal 2008 Second Quarter Operating Results

KING OF PRUSSIA, Pa., July 23, 2008 – GSI Commerce Inc. (Nasdaq: GSIC) today announced its financial results for its fiscal 2008 second quarter ended June 28, 2008.

Fiscal 2008 Second Quarter Compared to Fiscal 2007 Second Quarter
•	Net revenues increased 47 percent to $193.2 million from $131.3 million.
•	Non-GAAP net revenues increased 85 percent to $102.9 million from $55.8 million.
•
Loss from operations was $17.2 million compared to $9.0 million and included $2.2 million in amortization expense related to e-Dialog and Zendor, which was not included in the company’s guidance for the quarter.

•	Non-GAAP income from operations was $6.7 million compared to $0.7 million.
•
Net loss was $19.0 million or $0.40 per share compared to $5.0 million or $0.11 per share. The company’s effective tax rate for the second quarter was 3.2 percent, bringing its effective tax rate on a year-to-date basis to 26.3 percent. The year-to-date tax rate approximates what the company currently expects for its full-year tax rate. The primary reason for the change in expected tax rate from the first quarter was the inclusion of amortization expense from e-Dialog and Zendor in the company’s projected full-year results.

Beginning with this news release, the company is disclosing the non-GAAP metric, non-GAAP net revenues and reporting the former expense line of sales and marketing as two expense lines, marketing and account management and operations.

Non-GAAP net revenues are calculated by subtracting cost of revenues from product sales and marketing expenses from net revenues.  A more thorough definition and discussion of the importance of non-GAAP net revenues to GSI’s business as well as a definition and discussion of the importance of non-GAAP income from operations to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“GSI’s second quarter performance was excellent. Our strategy had us well positioned, we executed strongly, and industry trends were favorable – clearly a winning formula,” said Michael G. Rubin, chairman, president and CEO of GSI. “Net revenues grew close to 50 percent and above our guidance range. Non-GAAP income from operations of $6.7 million exceeded our guidance of $1.0 million to $2.0 million and was meaningfully greater than our previous best, non-fourth quarter performance for non-GAAP income from operations of $3.8 million. The momentum in our business along with our focus on capital efficiency should enhance free cash flow in 2008.”

GSI Commerce 2Q08 Operating Results News Release	Page 2	July 23, 2008

Key Events Since April 23
•
GSI launched five new Web stores, three in the United States and two internationally. The U.S. launches were Quiksilver (http://www.quiksilver.com), which joins Roxy (www.roxy.com) to become the second Quiksilver brand to launch with GSI; Kenneth Cole (http://www.kennethcole.com ); and Iomega U.S. (http://store.iomega.com ). Internationally, GSI launched Web stores for iRobot in the United Kingdom (www.iroboteurope.co.uk) and in Germany (www.iroboteurope.de). Year-to-date, the company has launched 12 Web stores for nine e-commerce partners.

•
GSI signed two new, multiyear, e-commerce agreements, both with companies that will be transitioning existing e-commerce businesses to the GSI platform. One agreement is with a regional department store chain, scheduled to launch its Web store in the fourth quarter of this year, and the other is with a national, specialty retailer of women’s apparel, scheduled to launch its Web store in the first quarter of 2009.

•
GSI extended multiyear agreements with five partners, including Polo Ralph Lauren Corporation and The Warnaco Group Inc., which also expanded its agreement to add a third apparel brand to the GSI e-commerce platform and to add marketing services.

•
e-Dialog Inc. signed new e-mail services deals with 8 customers, including Oakley, Course Advisor, Lifetime Networks and Hickory Farms. Additionally, two GSI partners, both of which were added through the Accretive Commerce acquisition, The Warnaco Group Inc. and Cost Plus World Market, signed on for e-mail solutions powered by e-Dialog.

•
gsi interactive signed new business with 17 customers, including e-commerce partners and other customers not on the GSI platform, for services that included search engine optimization, site design, paid search, affiliate marketing, studio photography and strategic e-commerce site assessment and planning. Included in these marketing services agreements was a significant extension and expansion of business with Toys “R” Us, which named gsi interactive as its agency of record and also included an e-mail solution from e-Dialog.

Fiscal Year 2008 and Third Quarter Guidance
The following forward-looking statements reflect GSI’s expectations as of July 23, 2008. Given the potential changes in general economic conditions and consumer spending, the growth rate of e-commerce and various other risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

Fiscal Year 2008 Guidance
The company provides the following guidance for fiscal year 2008:

•	Net revenues are expected to be approximately $1.0 billion.
•	Loss from operations is expected to be in a range of $6.5 million to $9.5 million. (a)
•	Non-GAAP income from operations is expected to be in a range of $80.0 million to $83.0 million. (b)
•
Capital expenditures are estimated to be approximately $65.0 million, revised from our previous guidance of $70.0 million, and include acquisition-related integration capital expenditures of approximately $8.0 million, revised from our previous guidance of $11.0 million.

(a)	Included in the guidance for loss from operations is amortization of acquisition-related intangibles for e-Dialog and Zendor.

(b)
The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations: add to projected GAAP loss from operations estimated depreciation and amortization of $67.0 million (inclusive of amortization from acquisition-related intangibles of $13.6 million), estimated stock-based compensation of $17.5 million, and acquisition-related integration costs of approximately $5.0 million.

GSI Commerce 2Q08 Operating Results News Release	Page 3	July 23, 2008

Fiscal 2008 Third Quarter Guidance
The company provides the following guidance for fiscal 2008 third quarter:

•	Net revenues are expected to be approximately $188.0 million to $193.0 million.
•	Loss from operations is expected to be in a range of $18.5 million to $19.5 million. (a)
•	Non-GAAP income from operations is expected to be in a range of $3.5 million to $4.5 million. (b)

(a)	Included in the guidance for income from operations is amortization of acquisition-related intangibles for e-Dialog and Zendor.

(b)
The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations: add to projected GAAP loss from operations estimated depreciation and amortization of $17.0 million (inclusive of amortization from acquisition-related intangibles of $3.9 million), estimated stock-based compensation of $4.6 million, and acquisition-related integration costs of approximately $1.4 million.

Conference Call Today
GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s 2008 fiscal second quarter operating results and its 2008 fiscal year and third quarter guidance.

Live Conference Access:
•
Phone – Dial 1-888-680-0869, passcode 48017103 by 4:30 p.m. EDT on July 23. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PE7XNNJMM.

•
Web – Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:
•	Web – Go to http://www.gsicommerce.com, and click on the Webcast tab provided on the home page. Access will remain available through Aug. 25.

Non-GAAP Financial Measures
GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP net revenues, non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as to the operating results of comparable companies. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business.

GSI Commerce 2Q08 Operating Results News Release	Page 4	July 23, 2008

Non-GAAP net revenues. We define non-GAAP net revenues as net revenues minus cost of revenues from product sales and marketing expenses. Marketing expenses principally include partner revenue share expenses, net advertising and promotional expenses, subsidized shipping and handling expenses, and catalog expenses. We consider non-GAAP net revenues to be a useful metric for management and investors because (1) it provides a metric for our investors to understand and analyze our company and (2) it provides investors with one of the primary metrics used by the company for evaluation and decision making purposes. We and many of our investors view us as a technology and business services company. Since most technology and business service companies generate their revenues from service fees and do not have product sales, we believe that by subtracting cost of revenues from product sales and marketing expenses from our net revenues from product sales, the company and investors will be better able to assess our revenues on a basis that more closely approximates the net revenues of other technology and business services companies. Further, management uses this metric for evaluating the performance of our business, making operating decisions and for budgeting purposes.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including capitalized software development. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

GSI Commerce 2Q08 Operating Results News Release	Page 5	July 23, 2008

About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog
(www.e-Dialog.com).

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of the establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

###

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 29,	June 28,
	2007	2008

ASSETS
Current assets:
Cash and cash equivalents	$231,511	$49,558
Accounts receivable, less allowance for doubtful accounts of $1,833 and $2,154	64,285	57,658
Inventory	47,293	40,957
Deferred tax assets	14,114	14,771
Prepaid expenses and other current assets	12,459	15,809
Total current assets	369,662	178,753

Property and equipment, net	156,774	166,069
Goodwill	82,757	171,591
Intangible assets, net of accumulated amortization of $4,972 and $10,757	16,476	54,937
Long-term deferred tax assets	45,234	58,986
Other assets, net of accumulated amortization of $14,545 and $16,044	22,737	21,594
Total assets	$693,640	$651,930

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$85,667	$54,429
Accrued expenses	98,179	71,260
Deferred revenue	17,588	24,804
Current portion - long-term debt	2,406	2,861
Total current liabilities	203,840	153,354

Convertible notes	207,500	207,500
Long-term debt	27,245	56,350
Deferred revenue and other long-term liabilities	5,634	5,995
Total liabilities	444,219	423,199

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding as of December 29, 2007 and June 28, 2008	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 46,847,919and 47,426,300 shares issued as of December 29, 2007 and June 28, 2008, respectively; 46,847,716 and 47,426,097 shares outstanding as of December 29, 2007 and June 28, 2008, respectively	468	474
Additional paid in capital	366,400	374,173
Accumulated other comprehensive loss	(156)	(100)
Accumulated deficit	(117,291)	(145,816)
Total stockholders' equity	249,421	228,731

Total liabilities and stockholders’ equity	$693,640	$651,930

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 28,	June 30,	June 28,
	2007	2008	2007	2008

Revenues:
Net revenues from product sales	$89,004	$107,055	$197,754	$230,175
Service fee revenues	42,260	86,154	79,793	158,577

Net revenues	131,264	193,209	277,547	388,752

Costs and expenses:
Cost of revenues from product sales	65,782	78,444	142,584	163,861
Marketing	9,709	11,853	21,930	28,729
Account management and operations, inclusive of $753,$1,311, $1,310 and $2,445 of stock-based compensation	31,598	57,497	63,551	116,607
Product development, inclusive of $343, $656, $631and $1,083 of stock-based compensation	15,074	25,184	28,812	47,620
General and administrative, inclusive of $950, $2,188,$1,702 and $4,248 of stock-based compensation	10,405	18,609	19,816	34,333
Depreciation and amortization	7,691	18,826	14,615	32,635

Total costs and expenses	140,259	210,413	291,308	423,785

Loss from operations	(8,995)	(17,204)	(13,761)	(35,033)

Other (income) expense:
Interest expense	925	2,347	1,767	4,524
Interest income	(1,739)	(168)	(3,683)	(1,207)
Other expense, net	8	208	23	353

Total other (income) expense	(806)	2,387	(1,893)	3,670

Net loss before income taxes	(8,189)	(19,591)	(11,868)	(38,703)
Benefit for income taxes	(3,156)	(631)	(4,490)	(10,178)

Net loss	$(5,033)	$(18,960)	$(7,378)	$(28,525)

Basic and diluted loss per share	$(0.11)	$(0.40)	$(0.16)	$(0.61)

Weighted average shares outstanding - basic and diluted	46,391	47,364	46,195	47,144

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,	June 28,
	2007	2008

Cash Flows from Operating Activities:
Net loss	$(7,378)	$(28,525)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	13,820	26,827
Amortization	795	5,808
Stock-based compensation	3,643	7,776
Loss (gain) on disposal of equipment	66	(282)
Deferred income taxes	(4,590)	(8,553)
Changes in operating assets and liabilities:
Accounts receivable, net	9,098	15,248
Inventory	8,185	6,336
Prepaid expenses and other current assets	(1,850)	(2,081)
Other assets, net	392	915
Accounts payable and accrued expenses and other	(62,555)	(68,115)
Deferred revenue	2,382	7,181

Net cash used in operating activities	(37,992)	(37,465)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	-	(145,001)
Cash paid for property and equipment, including internal use software	(22,716)	(29,866)
Proceeds from disposition of assets	-	1,500
Purchases of marketable securities	(102,041)	-
Sales of marketable securities	119,955	-

Net cash used in investing activities	(4,802)	(173,367)

Cash Flows from Financing Activities:
Borrowings on revolving credit loan	-	30,000
Debt issuance costs paid	-	(550)
Repayments of capital lease obligations	(249)	(1,004)
Repayments of mortgage note	(90)	(110)
Proceeds from exercise of common stock options	4,838	572

Net cash provided by financing activities	4,499	28,908

Effect of exchange rate changes on cash and cash equivalents	14	(29)

Net decrease in cash and cash equivalents	(38,281)	(181,953)
Cash and cash equivalents, beginning of period	71,382	231,511

Cash and cash equivalents, end of period	$33,101	$49,558

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 28,	June 30,	June 28,
	2007	2008	2007	2008
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
GAAP loss from operations	$(8,995)	$(17,204)	$(13,761)	$(35,033)

Acquisition related integration expenses	-	957	-	2,072
Stock-based compensation	2,046	4,155	3,643	7,776
Depreciation and amortization (1)	7,691	18,826	14,615	32,635

Non-GAAP income from operations	$742	$6,734	$4,497	$7,450

(1)Includes amortization expense of acquisition related intangibles of $3,899 and $5,785 for the three- and six-months ended June 28, 2008 and $383 and $774 for the three- and six-months ended June 30, 2007.

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP NET REVENUES AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 28,	June 30,	June 28,
	2007	2008	2007	2008
Reconciliation of GAAP net revenues to non-GAAP net revenues:
GAAP net revenues	$131,264	$193,209	$277,547	$388,752

Cost of revenues from product sales	(65,782)	(78,444)	(142,584)	(163,861)
Marketing expenses	(9,709)	(11,853)	(21,930)	(28,729)

Non-GAAP net revenues	$55,773	$102,912	$113,033	$196,162

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP OPERATING CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended
	June 30,	June 28,
	2007	2008
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$44,372	$58,661

Cash paid for fixed assets, including capitalized software development	(51,023)	(61,346)

Free cash flow	$(6,651)	$(2,685)

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2007
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$128,446	$6,098	$(3,280)	$131,264

Operating expenses before depreciation, amortization and stock-based compensation expense	128,340	5,462	(3,280)	130,522

Operating income before depreciation, amortization and stock-based compensation expense	$106	$636	$-	$742

	Three Months Ended June 28, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$175,936	$21,529	$(4,256)	$193,209

Operating expenses before depreciation, amortization and stock-based compensation expense	173,861	17,827	(4,256)	187,432

Operating income before depreciation, amortization and stock-based compensation expense	$2,075	$3,702	$-	$5,777

	Six Months Ended June 30, 2007
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$272,943	$10,913	$(6,309)	$277,547

Operating expenses before depreciation, amortization and stock-based compensation expense	269,186	10,173	(6,309)	273,050

Operating income before depreciation, amortization and stock-based compensation expense	$3,757	$740	$-	$4,497

	Six Months Ended June 28, 2008
	E-Commerce	Interactive	Intersegment
	Services	Marketing Services	Eliminations	Consolidated

Net revenues	$363,535	$33,614	$(8,397)	$388,752

Operating expenses before depreciation, amortization and stock-based compensation expense	362,752	29,019	(8,397)	383,374

Operating income before depreciation, amortization and stock-based compensation expense	$783	$4,595	$-	$5,378